                                                                  EXHIBIT 4.4

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   NUMBER                                                           UNITS
U
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               [LOGO OF ENERGY SEARCH INCORPORATED APPEARS HERE]

                          ENERGY SEARCH INCORPORATED


        SEE REVERSE FOR
      CERTAIN DEFINITIONS

                                                               CUSIP 29271T 206

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE REDEEMABLE SERIES A COMMON
     STOCK PURCHASE WARRANT FOR THE PURCHASE OF ONE SHARE OF COMMON STOCK

   This certifies that




   is the owner of                                                         Units


   Each Unit ("Unit") consists of one (1) share of common stock, no par value per share ("Common Stock"), of Energy Search, Incorporated, a Tennessee corporation (the "Company"), and one (1) Redeemable Series A Common Stock Purchase Warrant ("Warrant") to purchase one (1) share of Common Stock for $________ per share (subject to adjustment) exercisable at any time on or after _____________, 1998 and before the close of business on ______________, 2002
(the "Expiration Date.") The Common Stock and Warrants compromising the Units represented by this certificate are not transferable separately until _________________, 1997 [six (6) months after the date of the Prospectus] unless earlier separated upon three (3) days prior written notice from Neidiger/Tucker/Bruner, Inc. and National Securities Corporation (the "Representatives") to the Company. The terms of the Warrants are governed by a Warrant Agreement dated as of _________________, 1997 (the "Warrant Agreement") between the Company and American Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agent"), and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 40 Wall Street, New York, NY, 10005, and are available to any Warrant holder on written request and without cost. The Warrant shall be void unless exercised before the close of business, New York City Time, on the Expiration Date.

  This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar of the Company.

DATED                                                ENERGY SEARCH, INCORPORATED


                          ENERGY SEARCH INCORPORATED
                                   CORPORATE
                                     SEAL
                                   TENNESSEE
                                     1990

                                                            Authorized Signature

/s/  ROBERT L. REMINEE                               /s/  RICHARD S. COOPER
--------------------------                           ---------------------------
Secretary                                            President

                                       Countersigned and Registered:

                                       AMERICAN STOCK TRANSFER & TRUST COMPANY
                                                  Transfer Agent and Registrar


                                       By
                                                          Authorized Signature

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                          ENERGY SEARCH, INCORPORATED

        The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM- as tenants in common         UNIF GIFT MIN ACT -       Custodian
TEN ENT- as tenants by entireties                        -------          ------
JT TEN - as joint tenants with right                      (Cust)         (Minor)
         of survivorship and not as                under Uniform Gifts to Minors
         tenants in common                         Act
                                                      --------------------------
                                                              (State)

    Additional abbreviations may also be used though not in the above list.

For value received,                  hereby sell, assign and transfer unto
                   -----------------
Please insert Social Security or other
    Identifying Number of Assignee
--------------------------------------

--------------------------------------

--------------------------------------------------------------------------------
 (Please print or typewrite name and address, including zip code, of assignee)

--------------------------------------------------------------------------------

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------------------------------------------------------------------------ shares of the Units represented by the within Certificate, and do hereby irrevocably constitute and appoint

----------------------------------------------------------------- Attorney,
to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Dated ________________________


                                ________________________________________________
                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever.